Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

PRECISION OPTICS CORPORATION, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.01 per share	(1)	Other	382,242	$4.7250	$1,806,093.45	0.0001381	$249.42
Fees to be Paid	Equity	Common stock, par value $0.01 per share	(2)	Other	2,758	4.33	11,942.14	0.0001381	1.65
Fees to be Paid	Equity	Common stock, par value $0.01 per share	(3)	Other	60,000	$4.34	$260,400.00	0.0001381	$35.97

Total Offering Amounts:							$2,078,435.59		287.04
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$287.04

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the $4.85 (high) and $4.64 (low) sales prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on November 28, 2025, which date is within five business days prior to the date of filing of this Registration Statement.

(2)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

Based on the exercise price of the shares underlying the non-qualified stock option award.
(3)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

Consists of 60,000 shares issuable under a new hire inducement non-qualified stock option award granted on October 1, 2025, in accordance with Nasdaq Listing Rule 5635(c)(4).

Based on the exercise price of the shares underlying the non-qualified stock option award.